                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 18, 2000

                  --------------------------------------------


                              VSI Enterprises, Inc.
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                 1-10927                 84-1104448
-------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)   (IRS Employer of
incorporation)                                              Identification No.)


5801 Goshen Springs Road, Norcross, Georgia                       30071
-------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code             (770) 242-7566

                     --------------------------------------


                                 Not applicable
------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 18, 2000, we entered into a definitive agreement to sell substantially all the assets of VSI Network Solutions, Inc., doing business as Eastern Telecom, to PentaStar Communications, Inc., a Denver, Colorado based communications services agent. The Eastern Telecom assets will be combined with the assets of USTeleCenters, Inc. and Vermont Network Services Corporation, which were acquired directly by PentaStar on February 18, 2000, rather than through Eastern Telecom as had been originally contemplated. The definitive agreement was approved by our shareholders at our annual meeting held on May 18, 2000. We received initial consideration of approximately $1.8 million in cash, $500,000 of which will remain in escrow until specified accounts receivable have been collected. In addition, we received 57,122 shares of PentaStar stock, with a market value at the date of closing of approximately $1,142,000. Immediately prior to closing, we repurchased the remaining Eastern Telecom redeemable minority interest shares pursuant to the terms of a shareholders agreement for approximately $740,000, making us debt-free.

         Under an earn-out provision in the agreement, we are entitled to potential additional compensation based on financial results of the combined Eastern Telecom, USTeleCenters and Vermont Network Services acquired operations for calendar year 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (b)      Pro Forma Financial Information:

INTRODUCTION

         The following unaudited pro forma condensed consolidated financial statements give effect to the disposition of VSI's equity interest in Eastern Telecom.

         The unaudited pro forma condensed consolidated balance sheet presents the financial position of VSI at March 31, 2000 giving effect to the disposition as if it had occurred on such date. The unaudited pro forma condensed statements of operations for the year ended December 31,1999 and the three months ended March 31, 2000 give effect to the disposition as if it had occurred at the beginning of each period, respectively.

         The unaudited pro forma financial information is presented for information purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the disposition been completed as of the dates indicated and is not necessarily indicative of VSI's future financial position or results of operations.

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of VSI, including the related notes thereto.

                     VSI ENTERPRISES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2000

                                                                              HISTORICAL        ADJUSTMENTS       PRO FORMA
                                                                              ----------        -----------      -----------
                                                    ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                                 $2,704,119      $ 1,287,835       $ 3,245,533
                                                                                                  (746,421)
     Accounts Receivable, net                                                   1,266,680          500,000         1,766,680
     Inventories, net                                                             622,200                            622,200
     Demo inventory                                                                13,256                             13,256
     Prepaid expenses and other assets                                              5,008                              5,008
     Current assets of discontinued operations, net                               492,998         (492,998)                0
                                                                               ----------      -----------       -----------
            TOTAL CURRENT ASSETS                                                5,104,261          548,416         5,652,677

PROPERTY AND EQUIPMENT
     Continuing Operations                                                        152,501                            152,501
     Discontinued Operations                                                      559,763         (559,763)               --

OTHER ASSETS
     Software development costs, net                                              313,145                            313,145
     Investments                                                                2,302,000        1,142,000         3,444,000
     Other long term assets                                                        14,614                             14,614
     Other assets of discontinued operations                                      858,897         (858,897)               --
                                                                               ----------      -----------       -----------
        TOTAL ASSETS                                                           $9,305,181      $   271,756       $ 9,576,937
                                                                               ==========      ===========       ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

   CURRENT LIABILITIES
     Accounts Payable                                                          $  695,985      $                 $   695,985
     Accrued Expenses                                                             754,058                            754,058
     Deferred Revenues                                                            872,417                            872,417
     Current liabilities of discontinued operations                                    --           84,348            84,348
                                                                               ----------      -----------       -----------
           TOTAL CURRENT LIABILITIES                                            2,322,460           84,348         2,406,808

REDEEMABLE MINORITY INTEREST                                                      703,047         (703,047)

STOCKHOLDERS' EQUITY                                                            6,279,674          890,455         7,170,129
                                                                               ----------      -----------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $9,305,181      $   271,756       $ 9,576,937
                                                                               ==========      ===========       ===========


The accompanying notes are an integral part of this consolidated pro forma financial information.

                     VSI ENTERPRISES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000



                                                               HISTORICAL        ADJUSTMENTS        PRO FORMA
                                                              ------------       ------------    ---------------
REVENUES                                                      $  1,653,788                         $  1,653,788

COSTS AND EXPENSES
    Cost of sales                                                  913,412                              913,412
    Selling, general and administrative                            828,354                              828,354
    Research and development                                       137,354                              137,354
                                                              ------------                          -----------
                                                                 1,879,120                            1,879,120
                                                              ------------                          -----------

                 LOSS FROM OPERATIONS                             (225,332)                            (225,332)

Other expenses, primarily financing charges                       (205,740)           (49,574)         (255,314)
                                                              ------------       ------------       -----------

                 LOSS FROM CONTINUING OPERATIONS
                 BEFORE INCOME TAXES                              (431,072)           (49,574)         (480,646)

Income tax (expense) benefit                                             0            192,258           192,258
                                                              ------------       ------------       -----------
                 LOSS FROM CONTINUING OPERATIONS                  (431,072)           142,684          (288,388)

Income (loss) from discontinued operations, net of taxes           (32,556)            50,475            17,919
Gain on disposal of subsidiary, net of taxes                                          741,571           741,571
                                                              ------------       ------------       -----------
                 NET INCOME (LOSS)                            $   (463,628)      $    934,730       $   471,102
                                                              ============       ============       ===========


Net income (loss) per common share
    Income (loss) from continuing operations                  $      (0.03)                         $     (0.02)
    Income (loss) from discontinued operations                       (0.01)                                0.06
                                                              ------------                          -----------

                                                              $      (0.04)                         $      0.04
                                                              ============                          ===========

Weighted average shares outstanding                             13,111,276                           13,111,276
                                                              ============                          ===========

The accompanying notes are an integral part of this consolidated pro forma financial information.

                     VSI ENTERPRISES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                     HISTORICAL           ADJUSTMENTS         PRO FORMA
                                                                     ------------       --------------      -------------
REVENUES                                                             $  7,132,248                            $  7,132,248

COSTS AND EXPENSES
    Cost of sales                                                       3,716,388                               3,716,388
    Selling, general and administrative                                 4,467,821                               4,467,821
    Research and development                                              416,225                                 416,225
                                                                     ------------                            ------------
                                                                        8,600,434                               8,600,434
                                                                     ------------                            ------------

                  LOSS FROM OPERATIONS                                 (1,468,186)                             (1,468,186)

Loss on sale of subsidiary                                               (167,539)                               (167,539)
Other expenses, primarily financing charges                              (884,244)           173,988             (710,256)
                                                                     ------------       ------------         ------------

                  LOSS FROM CONTINUING OPERATIONS BEFORE INCOME        (2,519,969)           173,988           (2,345,981)
                  TAXES

Income tax (expense) benefit                                                    0            327,000              327,000
                                                                     ------------       ------------         ------------
                  LOSS FROM CONTINUING OPERATIONS                      (2,519,969)           500,988           (2,018,981)

Income (loss) from discontinued operations, net of taxes                 (319,625)           110,152             (209,473)
Gain on disposal of subsidiary, net of taxes                                    0            540,268              540,268
                                                                     ------------       ------------         ------------
                  NET INCOME (LOSS)                                  $ (2,839,594)      $  1,151,408         $ (1,688,186)
                                                                     ============       ============         ============

Net income (loss) per common share
    Income (loss) from continuing operations                         $      (0.20)                           $      (0.16)
    Income (loss) from discontinued operations                              (0.03)                                   0.02
                                                                     ------------                            ------------

                                                                     $      (0.23)                           $      (0.14)
                                                                     ============                            ============

Weighted average shares outstanding                                    12,300,144                              12,300,144
                                                                     ============                            ============

The accompanying notes are an integral part of this consolidated pro forma financial information.

                     VSI ENTERPRISES, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

Note 1 - The pro forma balance sheet has been prepared to reflect the disposition of VSI's interest in Eastern Telecom as if it had happened on March 31, 2000. Pro forma adjustments are made to reflect:

a. Proceeds from the sale of Eastern Telecom, pursuant to a definitive agreement entered into on February 18, 2000, with PentaStar Communications, of $1,287,835 in cash, $500,000 to be held in escrow until specified accounts receivable have been collected, and $1,142,000 in PentaStar stock.

b. A payment of $746,421 to remaining minority interest shareholders of Eastern Telecom.

c. A reduction in assets and liabilities of discontinued operations associated with Eastern Telecom.


Note 2 - The pro forma statements of operations have been prepared to reflect the following pro forma adjustments necessary to reflect the disposition of VSI's interest in Eastern Telecom outlined in Note 1, as if it had occurred at the beginning of each period presented. Pro forma adjustments are made to reflect:

a. A decrease in financing charges of $173,988 due to a decrease in the amortization of warrant values associated with the minority interest shareholders and decreased interest expense due to assumed reductions in outstanding debt for the year ended December 31, 1999.

b. An increase in financing charges of $49,574 for the three months ended March 31, 2000, due to a decrease in the amortization of warrant values associated with the minority interest shareholders, offset by the write off of the remaining warrant value as of January 1, 2000.

c. A reduction in loss from discontinued operations of $110,152 and $50,475 to reflect the disposition for the year ended December 31, 1999 and the three months ended March 31, 2000, respectively.

d. A gain on sale of $540,268, net of taxes of $327,000, for the year ended December 31, 1999 and $741,571, net of taxes of $192,258, for the three months ended March 31, 2000 to reflect the disposition for each period presented.

e. An income tax benefit of $327,000 and $192,258 for the year ended December 31, 1999 and the three months ended March 31, 2000, respectively, as a result of the disposition.

Note 3 - Basic and diluted net loss are the same for the three months ended March 31, 2000 and the year ended December 31, 1999 because the Company's potentially dilutive securities, convertible debentures and stock options, are antidilutive in all periods presented.

         (c)      Exhibits:

                  Exhibit 10.28 Purchase Agreement among PentaStar Communications, Inc., OC Mergerco 4, Inc., VSI Network Solutions, Inc. et al. dated February 18, 2000 (incorporated by reference to Appendix A of VSI's Definitive Proxy Statement filed under Schedule 14A on April 21, 2000).

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              VSI ENTERPRISES, INC.



                              By:          /s/ Karen T. Franklin
                                  ------------------------------------------
                                  Karen T. Franklin, Chief Financial Officer




Dated:   June 1, 2000

                                  EXHIBIT INDEX

EXHIBIT NUMBER    DESCRIPTION OF EXHIBIT
--------------    ----------------------
Exhibit 10.28     Purchase Agreement among PentaStar Communications, Inc., OC
                  Mergerco 4, Inc., VSI Network Solutions, Inc. et al. dated
                  February 18, 2000 (incorporated by reference to Appendix A of
                  VSI's Definitive Proxy Statement filed under Schedule 14A on
                  April 21, 2000).